Exhibit 10.2

FAZE MEDIA, INC.

LIMITED PROXY AND POWER OF ATTORNEY

I, M40A3 LLC, a Delaware limited liability company (the “Principal”), hereby irrevocably constitute, appoint, authorize and empower FaZe Media Holdings, LLC, a Delaware limited liability company (the “Agent”), during the term of this Limited Proxy and Power of Attorney, as my sole and exclusive true and lawful proxy and attorney-in-fact with full power of substitution, to vote and exercise all voting and related rights including (without limitation) the rights to nominate and elect the Series A-1 Preferred Director (as defined in the Amended and Restated Certificate of Incorporation of the Company, dated May 15, 2024 (the “A&R Charter”)) that with respect to all of the shares of Series A-1 Preferred Stock of FaZe Media, Inc. (the “Company”), par value $0.0001 per share (and any and all securities issued or issuable in respect thereof) that are now or hereafter beneficially owned by the Principal (collectively, the “Covered Shares”), for and in the name, place and stead of the Principal, at Agent’s sole discretion, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matter that may be submitted for a vote of stockholders of the Company.

1.	The Principal represents and warrants to Agent that, as of the date hereof, the Principal

a.	beneficially owns all of the Covered Shares, and

b.	has not granted any proxy to any person with respect to any Covered Shares or deposited such Covered Shares into a voting trust.

2.	Any securities of the Company to be issued or issuable to the Principal in respect of Covered Shares during the term of this Proxy and Power of Attorney shall be deemed Covered Shares for purposes of this Proxy and Power of Attorney.

3.	This Proxy and Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

4.	This Limited Proxy and Power of Attorney shall terminate upon the earliest to occur of:

a.	the payment of $1,975,000 by the Principal to the Agent by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit A (or such other account hereafter designated in writing by the Seller), at any time during the period from July 1, 2026 through September 30, 2026;

b.	the A-1 Call Closing (as defined in the Secondary Preferred Purchase Agreement, dated as of June 17, 2024, among the Agent, the Principal, Gigamoon Media LLC and the Company (the “Purchase Agreement”));

c.	the closing of the sale of shares of capital stock of the Company to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended;

d.	immediately prior to the effectiveness of the registration statement in connection with the initial listing of the Common Stock (or other equity securities of the Corporation) on the Nasdaq Stock Market, New York Stock Exchange or another exchange or marketplace by means of an effective registration statement filed by the Corporation with the Securities and Exchange Commission, without a related underwritten offering of such Common Stock (or other equity securities); or

e.	a Deemed Liquidation Event, as defined in the A&R Charter.

5.	The Agent covenants and agrees that if this Limited Proxy and Power of Attorney is terminated pursuant to Section 4.a or Section 4.b, the Agent will immediately sign and enter into the Seller Voting Proxy (as defined in the Purchase Agreement).

6.	The Principal agrees and represents that this Limited Proxy and Power of Attorney is coupled with an interest sufficient in law to support an irrevocable power.

7.	If any term, provision, covenant, or restriction of this Limited Proxy and Power of Attorney is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Limited Proxy and Power of Attorney shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

8.	All notices and other communications given or made pursuant to this Limited Proxy and Power of Attorney shall be in writing (including electronic mail as permitted in this Limited Proxy and Power of Attorney) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following e-mail address or address, or to such e-mail address or address as subsequently modified by written notice given in accordance with this section:

i.	if to Agent, to:

FaZe Media Holdings, LLC

6775 Cowboys Way, Suite 1335

Frisco, TX 75034

Attention: Justin Kenna

Email: justin@gamesquare.com

with a courtesy copy to:

Baker Hostetler LLP

1900 Avenue of the Starts | Suite 2700

Los Angeles, CA 90067-4301

Attention: Alan A. Lanis, Jr., Esq.

Email: jrlanis@bakerlaw.com

ii.	if to the Principal, to:

M40A3 LLC

543 N Sierra Bonita Ave

Los Angeles, CA 90036

Attention: Richard Bengtson

Email: fazebanks.eth@gmail.com

[Signature Page Follows]

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IN WITNESS WHEREOF, I have hereunto signed my name on June 17, 2024.

M40A3 LLC

By:
Name:	Richard Bengtson
Title:	Manager

ACKNOWLEDGED AND AGREED TO BY:

FaZe Media Holdings, LLC

By:
Name:	Justin Kenna
Title:	Authorized Signatory

FaZe Media, Inc.

Limited Proxy and Power of Attorney

Signature Page

Exhibit A

Wire Instructions

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